Exhibit 10.5

Annie’s Inc.

2010 Cash Bonus Plan

(April 2009 – March 2010)

Sales Team, Non-Executives, Executive Team

Annie’s Inc. cash annual incentive bonus pool for FY2010 will be allocated across five groups: Sales Team, Tier II, Tier III, Goal Based, and Executive Team (including the CEO). The bonus payout metrics for each group are based on a combination of Company financial targets for FY 2010 and discretionary individual performance goals as determined by executive management and the Compensation Committee.

Payout of the cash annual incentive bonus is subject to:

1.	Issuance of Annie’s, Inc. audited financial statements for FY 2010. Bonuses are anticipated to be paid on or before July 31, 2010 (within 150 days following Fiscal Year End).

2.	Must be employed as an Annie’s employee at the time of pay-out. Those on continuation payments or acting as consultants are not eligible.

3.	Eligible compensation for the bonus calculation is base wages paid between April 1, 2009 and March 31, 2010. Employment started subsequent to April 1, 2009 (new employees) will be pro-rated based upon base wages paid from the start day until March 31, 2010. Employees in a probationary period as determined in their employment letter are not eligible until successful completion of the probationary period. When the probationary period is successfully completed the bonus will be pro-rated back to the hire date.

4.	Disability or other unpaid leave will NOT be included as base wages nor will credit be provided for FY 2010 bonus calculations.

5.	Individuals under the direction of a Performance Improvement Plan (“PIP”) are ineligible to participate unless otherwise determined by the Human Resources department and executive management.

6.	Income from operations (“EBIT”) of 6.4% or better as a percentage of Net Sales.

7.	Net Sales of $21.0 million or better on the Annie’s Natural’s Brand.

8.	The Compensation Committee shall administer the Plan and has the sole authority and discretion to determine eligibility, achievements of targets, amounts of awards (including discretionary awards), and the interpretation of Plan provisions. The determinations of the Compensation Committee shall be final.

9.	Eligibility to participate in the plan does not assure that any employee will actually receive an award. The Compensation Committee may award discretionary bonuses in excess of targeted amounts or to individuals otherwise ineligible on such terms and conditions as it may specify.

10.	The Bonus Plan is subject to modification at any time by the Compensation Committee without notice.

Other terms and conditions may be included in individual notices to employees and amended only in writing by the CEO or COO with the prior approval of the Compensation Committee.

Annie’s Inc

FY 2010 Annual Cash Incentive Plan

Summary Schedule: Consolidated 2010 Cash Bonus Plan

FY2010 Plan	Approved June 8, 2009

Financial Metrics	AH	YOY	AN	YOY	Total	FY09	YOY incr
		incr.		incr.
Gross Sales	$91.9	7.6%	$28.3	0.1%	$120.2	$113.8	5.7%
Net Sales	$76.9	10.0%	$23.8	4.1%	$100.7	$92.8	8.6%
Operating Income					$8.0	$2.8
Net Income					$6.4	$1.1

Assumes Bonus Accrual of $1.301 = Target

Compensation Plan

All Bonus Awards subject to EBIT of not less than 6.4 % of Net Sales

Net Sales Target				$100.7 MM
Bonus subject to min. Net Sales for AN				$21.00 MM
					Assumed $ pool		$499,579
Net Sales
YOY Grwth							Incr Sales
Achievement (MM)		Payout			$ Payout	Increment	at CM = 18%
110%	$110.77	19.4%	175.0%		$874,263	$124,895	$906,300	13.8%
105%	$105.74	14.0%	150.0%		$749,368	$99,916	$362,520	27.6%
103%	$103.72	11.8%	130.0%		$649,453	$149,874	$543,780	27.6%
100%	$100.7	8.6%	100.0%		$499,579	$99,916	$181,260	55.1%
99%	$99.69	7.5%	80.0%		$399,663	$99,916	$181,260	55.1%
98%	$98.69	6.4%	60.0%		$299,747	$99,916	$181,260	55.1%
97%	$97.68	5.3%	40.0%		$199,832	$99,916	$181,260	55.1%
96%	$96.67	4.2%	20.0%		$99,916	$49,958	$181,260	27.6%
95%	$95.67	3.1%	10.0%		$49,958	$49,958

EBIT target				$8.0 MM
EBIT is net of Bonus Actually Earned					Assumed $ Pool		$797,470

Achievement EBIT		Payout			$ Payout	EBIT Payout Increment	EBIT Increase
120%	$9.60	160.0%			$1,275,951	$239,241	$800,000	29.9%
110%	$8.80	130.0%			$1,036,711	$239,241	$800,000	29.9%
100%	$8.0	100.0%			$797,470	$119,620	$320,000	37.4%
96%	$7.68	85.0%			$677,849	$119,620	$320,000	37.4%
92%	$7.36	70.0%			$558,229	$119,620	$320,000	37.4%
88%	$7.04	55.0%			$438,608	$119,620	$320,000	37.4%
84%	$6.72	40.0%			$318,988	$119,620	$320,000	37.4%
80%	$6.40	25.0%			$199,367	$199,367

	Approx Target % Salary	Planned Salary FY 2010	Proposed Bonus Pool FY 2010	Factor Weights
								Of which: Discretionary
				Net Sales		EBIT
Exec Team	35.0%	$940,000	$329,000	33.3%	$109,557	66.7%	$219,443	20.0%	$65,800
Tier II	23.6%	$1,514,000	$357,065	33.3%	$118,903	66.7%	$238,162	30.0%	$107,120
Tier III	11.7%	$583,975	$68,221	33.3%	$22,718	66.7%	$45,504	40.0%	$27,289
Sales	21.7%	$1,864,670	$404,912	50.0%	$202,456	50.0%	$202,456	10.0%	$40,491
Goal Based	9.0%	$1,532,711	$137,850	33.3%	$45,945	66.7%	$91,904	40.0%	$55,140

		$6,435,356	$1,297,049		$499,579		$797,470		$295,839

Note: The above schedule for “EBIT” includes an annual bonus accrual of $1.3MM at the $8.0MM target. Actual results will be measured against the EBIT target using actual bonus amounts achieved. Income from operation / “EBIT” is defined as [Net Income + interest expense + income taxes].

Annie’s Inc

FY 2010 Annual Cash Incentive Plan

5. Executive Team Cash Bonus Plan

For FY 2010, the Executive Team Bonus Pool, based upon current staffing, totals $329,000.

The Executive Team consists of John Foraker, Steven Jackson, Mark Mortimer, and Sarah Bird.

An Executive Team member’s cash bonus will be determined based upon achievement of Company performance measures of Consolidated Net Sales and Income from Operations (“EBIT”) and individual performance. For each Executive Team member, Company achievement of each performance goal will be weighted 1/3rd and 2/3rd, respectively, in calculating the maximum available cash bonus. For all Executive Team members other than the CEO, twenty percent (20%) of this maximum will be payable solely based upon the CEO’s evaluation of an Executive Team member’s individual performance. For the CEO, twenty percent (20%) of this maximum will be payable solely based upon the Compensation Committee’s evaluation of the CEO’s individual performance.

Consolidated Net Sales	Income from Operations (“EBIT”)
33.3%	66.7%

The payouts of each of the performance measures are described more fully below:

Last	First	Business Title	Department	Bonus Tier	Bonus Target %	Net Sales Metric ($$)	EBIT Metirc (Inc. from Ops.) ($$)	Of which…$$ discretionary	Total Target Bonus $$
Bird	Sarah	Sr. Vice President of Marketing	G & A	Exec Team	35%	$20,979	$42,021	$12,600	$63,000
Foraker	John	CEO	G & A	Exec Team	35%	$32,634	$65,366	$19,600	$98,000
Jackson	Steven	COO	G & A	Exec Team	35%	$27,389	$54,861	$16,450	$82,250
Mortimer	Mark	Senior Vice President - Sales	G & A	Exec Team	35%	$28,555	$57,195	$17,150	$85,750

		Subtotal		Exec Team		$109,557	$219,443	$65,800	$329,000

Annie’s Inc

FY 2010 Annual Cash Incentive Plan

Sliding performance scale for Net Sales and Income from Operations is located in the Summary

Consolidated Bonus Pool Amount (will be adjusted for eligible participants at time of payment):

	Approx Target % Salary	Planned Salary FY 2010	Proposed Bonus Pool FY 2010	Net Sales		Factor Weights EBIT		Of which: Discretionary
Exec Team	35.0%	$940,000	$329,000	33.3%	$109,557	66.7%	$219,443	20.0%	$65,800
Tier II	23.6%	$1,514,000	$357,065	33.3%	$118,903	66.7%	$238,162	30.0%	$107,120
Tier III	11.7%	$583,975	$68,221	33.3%	$22,718	66.7%	$45,504	40.0%	$27,289
Sales	21.7%	$1,864,670	$404,912	50.0%	$202,456	50.0%	$202,456	10.0%	$40,491
Goal Based	9.0%	$1,532,711	$137,850	33.3%	$45,945	66.7%	$91,904	40.0%	$55,140

		$6,435,356	$1,297,049		$499,579		$797,470		$295,839

7. Effect of Acquisitions on Bonus Targets

If the Company acquires a business during the year, the bonus targets and payouts will be modified, as approved by the Compensation Committee, to appropriately reflect the expectations for the financial performance of the business acquired.

8. Final Plan Administration

The Compensation Committee shall administer the Plan and has the sole authority and discretion to determine eligibility, achievements of targets, amounts of awards (including discretionary awards), and the interpretation of Plan provisions. The determinations of the Compensation Committee shall be final.

9. Participant Eligibility

Eligibility to participate in the plan does not assure that any employee will actually receive an award. The Compensation Committee may award discretionary bonuses in excess of targeted amounts or to individuals otherwise ineligible on such terms and conditions as it may specify.

Approved: June 8, 2009

/s/ Brian T. Murphy
Brian T. Murphy
On behalf of the Compensation Committee